Exhibit 10.2

                THE CBR INSTITUTE FOR BIOMEDICAL RESEARCH, INC.

                          EXCLUSIVE LICENSE AGREEMENT
                             CBRI ID: CYT-EX-112806

                        Effective Date: January 1, 2007

In consideration of the mutual promises and covenants set forth below, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

1.1 AFFILIATE: Any company, corporation, or business in which LICENSEE owns or controls at least fifty percent (50%) of the voting stock or other ownership. Unless otherwise specified, the term LICENSEE includes AFFILIATES.

1.2 BIOLOGICAL MATERIALS: The materials supplied by CBRI (identified in Appendix
A) together with any progeny, mutants, or derivatives thereof, together with any materials produced through use of the original materials or purified from a source material included in the original materials, either supplied by CBRI or created by LICENSEE.

1.3 FIELD: Field of use shall be limited to HIV disease applications, explicitly excluding targeted delivery of other drugs.

1.4 CBRI: The CBR Institute for Biomedical Research, Inc., a nonprofit Massachusetts corporation, having offices at the 800 Huntington Avenue, Boston, Massachusetts 02115.

1.5 LICENSE YEAR: The period from the Effective Date until the first anniversary thereof, together with any successive one-year period.

1.6 LICENSED PROCESSES: The processes utilizing BIOLOGICAL MATERIALS or some portion thereof.

1.7 LICENSED PRODUCTS: Products made or services provided in accordance with or by means of LICENSED PROCESSES or products made or services provided utilizing BIOLOGICAL MATERIALS or incorporating some portion of BIOLOGICAL MATERIALS.

1.8 LICENSEE: Advanced Genetic Technologies, Inc., a corporation organized under the laws of Florida having its principal offices at 2109 E. Palm Avenue, Tampa, Florida 33605.

1.9 NET SALES: The amount billed, invoiced, or received (whichever occurs first) by LICENSEE or its sublicensees for sales, leases, or other transfers of LICENSED PRODUCTS, less:

(a) customary trade, quantity or cash discounts and non-affiliated brokers' or agents' commissions actually allowed and taken:

(b) amounts repaid or credited by reason of rejection or return:

(c) to the extent separately stated on purchase orders, invoices, or other documents of sale, taxes levied on and/or other governmental charges made as to production, sale, transpo11ation, delivery or use and paid by or on behalf of LICENSEE or sublicensees; and

(d) reasonable charges for delivery or transportation provided by third parties, if separately stated. NET SALES also includes the fair market value of any non-cash consideration received by LICENSEE or sublicensees for the sale, lease, or transfer of LICENSED PRODUCTS.

1.10 NON-COMMERCIAL RESEARCH PURPOSES: Use of BIOLOGICAL MATERIALS for academic research or other not-for-profit scholarly purposes which arc undertaken at a nonprofit or governmental institution that does not use the BIOLOGICAL MATERIALS in the production or manufacture of products for sale or the performance of services fix a fee.

1.11 NON-ROYALTY SUBLICENSE INCOME: Sublicense issue fees, sublicense maintenance fees, sublicense milestone payments, co-development or co-marketing arrangements, and similar non-royalty payments made by sublicensees to LICENSEE on account of sublicenses pursuant to this Agreement.

1.12 TERRITORY: Worldwide.

1.13 TERM: The period from the Effective Date of this agreement until the later of 20 years thereafter or the date of the last patent to expire that is owned or controlled by LICENSEE and whose claims cover, in whole or in part, LICENSED PROCESSES or LICENSED PRODUCTS. 1.14 The terms "Public Law 96-51T" and "Public Law 98-620" include all amendments to those statutes. 1.15 The terms "sold" and "sell" include, without limitation, leases, licenses, other transfers and similar transactions.

                                   ARTICLE II

                                REPRESENTATIONS

2.1 CBRI has the authority to issue licenses fix BIOLOGICAL MATERIALS.

2.2 CBRI is committed to the policy that ideas or creative works produced at CBRI should be used for the greatest possible public benefit and believes that every reasonable incentive should be provided for the prompt introduction of such ideas into public use, all in a manner consistent with the public interest.


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2.3 LICENSEE is prepared and intends to diligently develop the BIOLOGICAL
MATERIALS and to bring LICENSED PRODUCTS to market which are subject to this Agreement.

2.4 LICENSEE is desirous of obtaining the exclusive and nonexclusive licenses set forth below in the TERRITORY, and to manufacture, use and sell in the commercial market LICENSED PRODUCTS, and CBRI is desirous of granting such licenses to LICENSEE in accordance with the terms of this Agreement. 2.5 LICENSEE anticipates that all of its issued and outstanding capital stock will be acquired by CytoDyn, Inc., a Colorado corporation (CYTODYN), within thirty
(30) days of the Effective Date, whereupon CYTODYN, by virtue of its status as an AFFILIATE will become the LICENSEE.

                                  ARTICLE III

                                GRANT OF RIGHTS

3.1 CBRI hereby grants to LICENSEE and LICENSEE accepts. subject to the terms and conditions hereof[ in the TERRITORY and in the FIELD:

(a) A nonexclusive commercial license to use BIOLOGICAL MATERIALS Plasmid 8630 (encodes CD11a); and

(b) An exclusive commercial license to use BIOLOGICAL MATERIALS monoclonal antibodies TS1-18 and TS1-22 to make and have made, to use and have used, to sell and have sold LICENSED PRODUCTS, and to practice LICENSED PROCESSES, for the TERM of the Agreement. Such licenses shall include the right to grant sublicenses related to the Cytolin development program, subject to CBRI's approval, which approval shall not be unreasonably withheld.

3.2 The granting and exercise of this license is subject to the following:

(a) CBRI's "Research and Technology Development Policy," dated October 24.2004 and any amendments thereto; Public Law 96-517, Public Law 98-620; and CBRI's obligations under agreements with other sponsors of research relating to the BIOLOGICAL MATERIALS. Any right granted in this Agreement greater than or inconsistent with those permitted under Public Law 96-517, or Public Law 98-620, shall be deemed modified as shall be required to conform to the provisions of those statutes.

(b) CBRI reserves the right to make and use, and provide the BIOLOGICAL MATERIALS to others on a non-exclusive basis, and grant others non-exclusive licenses to make and use the BIOLOGICAL MATERIALS, all for NON-COMMERCIAL RESEARCH PURPOSES: and

(c) LICENSEE shall further provide in any sublicenses that such sublicenses are subject and subordinate to the terms and conditions of this Agreement, except:
(i) the sublicensee may not further sublicense; and (ii) the rate of royalty on


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

NET SALES paid by the sublicensee to the LICENSEE. Copies of all sublicense agreements shall be provided promptly to CBRI.

(d) During the period of exclusivity of any portion of this license in the United States, LICENSEE shall cause any LICENSED PRODUCT produced for sale in the United States to be manufactured substantially in the United States.

3.3 All rights reserved to the United States Government and others under Public Law 96-517, and Public Law 98-620, shall remain and shall in no way be affected by this Agreement.

                                   ARTICLE IV

                                   ROYALTIES

4.1 LICENSEE shall pay to CBRI a non-refundable, non-creditable license fee in the sum of fifteen thousand dollars ($15,000) upon execution of this Agreement.

4.2 Royalties:

(a) LICENSEE shall pay to CBRI during the TERM of this Agreement a royalty of two percent (2%) of NET SALES by LICENSEE and sublicensees on aggregate NET SALES of up to $200 million per LICENSE YEAR, and a royalty of three percent (3%) of aggregate NET SALES by LICENSEE and sublicensees in excess of$200 million per LICENSE YEAR.

(b) In the case of sublicenses. LICENSEE shall also pay to CBRI an amount equal to twenty-five percent (25%) of NON -ROYALTY SUBLICENSE INCOME.

(c) On sales between LICENSEE and its AFFILIATES or sublicensees for resale, the royalty shall be paid on the NET SALES of the AFFILIATE or sublicensee, as the case may be.

(d) Charitable Donation Exemption: Subject to CBRI"s written approval, not to be unreasonably withheld. both parties will agree to an exemption of the payment of royalties subject to this Licensing Agreement, when licensed product is provided as a charitable donation, to not-for profit organizations for use within the Continent of Africa. Organizations receiving donated LICENSED PRODUCT will not be required to pay tax for the product, nor will CBRI or LICENSEE receive royalties or other payments for licensed products provided.

4.3 No later than on the first anniversary of the Effective Date of this Agreement and on each anniversary thereafter of the Effective Date of this Agreement, until the first commercial sale of LICENSED PRODUCT. LICENSEE shall pay to CBRI the following non-refundable license maintenance fees:

           ------------------------------------------- -------------
                      Anniversary                         Payment
           ------------------------------------------- -------------
            1st Anniversary                              $2,500.00
           ------------------------------------------- -------------
            2nd Anniversary                              $5,000.00
           ------------------------------------------- -------------
            3rd Anniversary                              $5,000.00
           ------------------------------------------- -------------
            4th Anniversary                             $10,000.00
           ------------------------------------------- -------------
            5th Anniversary                             $10,000.00
           ------------------------------------------- -------------


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           ------------------------------------------- -------------
            Each subsequent Anniversary                 $10,000.00
           ------------------------------------------- -------------

The foregoing license maintenance fees shall be non-creditable against future royalties, but license maintenance fees paid with respect to a particular LICENSE YEAR shall be creditable against any milestone payment set forth below which becomes due within that same LICENSE YEAR. LICENSEE has elected to prepay, as of the Effective Date, the license maintenance fees associated with the 1st through 7th Anniversary dates, and additional payments will commence as specified above on the 8th Anniversary until first commercial sale of a LICENSED PRODUCT.

4.4 LICENSEE shall pay to CBRI non-refundable and non-creditable milestone fees fix the first LICENSED PRODUCT. The milestone payments shall be as follows:

           ------------------------------------------- -------------
                           Milestone                      Payment
           ------------------------------------------- -------------
            Initiation of Phase I clinical trial           $50,000
           ------------------------------------------- -------------
            Initiation of Phase II clinical trial         $100,000
           ------------------------------------------- -------------
            Initiation of Phase III clinical trial        $250,000
           ------------------------------------------- -------------
            U.S. FDA marketing approval                   $750,000
           ------------------------------------------- -------------

4.5 LICENSEE shall pay to CBRI the non-refundable minimum royalty set forth below upon the first Anniversary of first commercial sale of any LICENSED PRODUCT by LICENSEE, its AFFILIATES or sublicensees, and thereafter annual minimum royalty payments shall be paid in the amounts listed below for each LICENSED PRODUCT, but each such minimum royalty shall be fully creditable against actual royalties paid or payable in the same LICENSE YEAR:

           ------------------------------------------- -------------
                              Year                        Payment
           ------------------------------------------- -------------
            1st & 2nd Anniversary                        $50,000.00
           ------------------------------------------- -------------
            3rd & 4th Anniversary                        $60,000.00
           ------------------------------------------- -------------
            5th Anniversary                              $70,000.00
           ------------------------------------------- -------------
            6th and each subsequent Anniversary         $200,000.00
           ------------------------------------------- -------------

                                   ARTICLE V

                                   REPORTING

5.1 Prior to first commercial sale of the first LICENSED PRODUCT, LICENSEE shall provide to CBRL not later than sixty (60) days the expiration of each LICENSE YEAR, a written annual progress rep0l1 describing in reasonable detail the progress of LICENSEE or its sublicensees on research and development, regulatory approvals, manufacturing, sublicensing, marketing and sales during the most recent LICENSE YEAR, as well as its plans for the forthcoming LICENSE YEAR,

5.2 LICENSEE shall report to CBRI the date of first commercial sale of each LICENSED PRODUCT in each country within thirty (30) days of occurrence.

5.3 (a) Subsequent to first commercial sale of each LICENSED PRODUCT, LICENSEE shall provide CBRI a semiannual Royalty Report within sixty (60) days after each six-month period of each LICENSE YEAR containing at least the following information:


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         (i) the number of LICENSED  PRODUCTS sold by LICENSEE,  its  AFFILIATES and sublicensees in each country:

         (ii) total billings for such LICENSED PRODUCTS:

         (iii) an accounting for all LICENSED PROCESSES used or sold:

         (iv) deductions applicable to determine the NET SALES thereof:

         (v) the amount of NON-ROY ALTY SUBLICENSE INCOME received by LICENSEE; and

         (vi) the amount of royalty due to CBRI thereon, or, if no royalties are due to CBRI for any reporting period, the statement that no royalties are due.

Such report shall be certified as correct by an ot1iccr of LICENSEE.

(b) LICENSEE shall pay to CBRI with each such Royalty Report the amount of royalty due with respect to the six-month period to which the Royalty Report relates.

(c) All payments due hereunder shall be deemed received when funds are credited to CBRI's bank account and shall be payable by check or wire transfer in United States Dollars. Conversion of <<)reign currency to U.S. Dollars shall be made at the conversion rate existing in the United States (as reported in the Wall Street Journal) on the last working day of each royalty period. No transfer, exchange, collection or other charges shall be deducted from such payments.

(d) All such reports shall be maintained in confidence by CBRI except as required by law, except that CBRI may periodically publicly report the aggregate amount of royalties received from all licensees.

(e) Late payments shall be subject to a charge of one and one half percent (1 1/2%) per month, or $250, whichever is greater.

                                   ARTICLE VI

                                 RECORD KEEPING

6.1 LICENSEE shall keep. and shall require its AFFILIATES and sublicensees to keep, complete and accurate records (together with supporting documentation) of LICENSED PRODUCTS made, used or sold under this Agreement, as appropriate to detem1ine the amount of royalties and other payments due to CBRI hereunder. Such records shall be retained for at least three (3) years following the end of the reporting period to which they relate. They shall be available during normal business hours for examination by an accountant selected by CBRI, for the sole purpose of verifying reports and payments hereunder. In conducting examinations pursuant to this paragraph, CBRI's accountant shall have access to all records which CBRI reasonably believes to be relevant to the calculation of royalties under Article IV, all of which information shall be treated as confidential


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

information of LICENSEE, its AFFILIATES and/or sublicensees, as the case may be.

6.2 CBRI's accountant shall not disclose to CBRI any information other than information relating to the accuracy of reports and payments made hereunder.

6.3 Such examination by CBRI's accountant shall be at CBRI's expense, except that if such examination shows an underreporting or underpayment in excess of five percent (5%) for any reporting period. then LICENSEE shall pay the cost of such examination as well as any additional sum that would have been payable to CBRI had the LICENSEE reported correctly, plus interest on the said shortfall at the rate of one and one half per cent (1 1/2%) per month.

                                  ARTICLE VII

                            TERMINATION OF AGREEMENT

7.1 This Agreement, unless terminated as provided herein, shall remain in effect for the entire TERM.

7.2 CBRI may terminate this Agreement upon notice to LICENSEE as follows:

(a) If all of the issued and outstanding capital stock of LICENSEE is not acquired by CYTODYN within thirty (30) days of the Effective Date, as demonstrated by written documentation delivered to CBRI within such period;

(b) If LICENSEE does not make a payment due hereunder and fails to cure such non-payment (including the payment of interest in accordance with paragraph 5.4(e)) within forty-five (45) days after the date of notice in writing of such non-payment by CBRI;

(c) If LICENSEE defaults in its obligations under paragraph 8.2(c) and 8.2

(d) to procure and maintain insurance; (d) If LICENSEE shall become insolvent, shall make an assignment for the benefit of creditors, or shall have a petition in bankruptcy filed for or against it;

(e) If an examination by CBRI's accountant pursuant to Article VI shows an underreporting or underpayment by LICENSEE in excess of 20% for any reporting period.

(f) If LICENSEE is convicted of a felony relating to the manufacture, use, or sale of LICENSED PRODUCTS.

(g) Except as provided in subparagraphs (a) through (f) above, if LICENSEE defaults in the performance of any obligations under this Agreement and the default has not been remedied within ninety (90) days after the date of notice in writing of such default by CBRI.

7.3 LICENSEE shall provide. in all sublicenses granted by it under this Agreement, that such sublicenses shall at CBRI's option tel1llinate or be assigned to CBRI upon tel1llination of this Agreement.


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


7.4 Upon termination pursuant to Paragraph 7.2, whether by CBRI or by LICENSEE, LICENSEE shall cease all use of the BIOLOGICAL MATERIALS and shall, upon request, return or destroy (at CBRI's option) all BIOLOGICAL MATERIALS under its control or in its possession.

7.5 The following provisions of this Agreement shall survive termination:
Section 3.3, Article IV (to the extent of any payments due to CBRI as of the date of termination or thereafter), Section 5.3 (to the extent any required reports were not provided prior to the date of termination, Article VI, Sections 7.3, 7.4, 7.5, and Article VIII.

                                  ARTICLE VIII

                                    GENERAL

8.1 CBRI EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED OR EXPRESS WARRANTIES AND MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE BIOLOGICAL MATERIALS. OF INFORMATION SUPPLIED BY CBRI, OR OF LICENSED PROCESSES OR LICENSED PRODUCTS CONTEMPLATED BY THIS AGREEMENT. Further CBRI has made no investigation and makes no representations that the BIOLOGICAL MATERIALS supplied by it or the methods used in making or using such materials arc free from liability to any third party for patent infringement or violation of any other proprietary right.

         8.1.1. Prosecution.

         (a) Notification of Infringement or Breach of Contract with CBRI. Each pm1y agrees to provide written notice to the other party promptly after becoming aware of any infringement of these License Rights or breach of a contract with CBRI regarding the aforementioned biological materials by a third party.

         (b) Right to Prosecute. CBRI may, under its own control and at its own expense, prosecute any third party t()r the unauthorized use of biological material referred herein by a third party or any infringement of the License Rights in the Field, defend the License Rights in any declaratory judgment action brought by a third party which alleges invalidity, unenforceability, or infringement of the License Rights or in any manner that may cause the LICENSEE to lose business under this License. Prior to commencing any action, the parties shall consult with each other and shall consider the advisability of the proposed action. CBRI may not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Subsection without the prior written consent of LICENSEE, which consent may not be unreasonably withheld or delayed. Any recovery obtained in an action under this Subsection shall be distributed as follows: (i) each party shall be reimbursed for any expenses incurred in the action (including the amount of any royalty pa)111ents withheld from CBRI as described below); (ii) as to ordinary damages, LICENSEE shall receive an amount equal to its lost profits or a reasonable royalty on the infringing sales (whichever measure of damages the court applied), less a reasonable approximation of the royalties that LICENSEE would have paid to CBRI if LICENSEE had sold the products and services rather than the third party; and (iii) as to special or punitive damages, the parties shall share equally in any award.


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

         (c) LICENSEE Right to Prosecute. So long as LICENSEE remains the only licensee of the License Rights in the Field, and CBRI fails to initiate an infringement action within a reasonable time after it first becomes aware of the basis for the action, or to answer a declaratory judgment action within a reasonable time after the action is filed, LICENSEE may prosecute the infringement or any breach or answer the declaratory judgment action under its sole control and at its sole expense, and any recovery obtained shall be given to LICENESS.

         (d) CBRI as Indispensable Party. CBRI shall permit any action under this Section to be brought in its name if required by law, provided that LICENSEE and its Affiliates shall hold CBRI harmless from, and if necessary indemnify CBRI against, any costs, expenses, or liability that CBRI may incur in connection with the action.

         (e) Cooperation. If both parties agree to cooperate fully in any action under this Section 8.1.1, which is controlled by one party, then the controlling party shall reimburse the cooperating party promptly for any costs and expenses incurred by the cooperating party in connection with providing assistance.

8.2 LICENSEE shall not distribute or release the BIOLOGICAL MATERIALS to others except to further the purposes of this Agreement. LICENSEE shall protect the BIOLOGICAL MATERIALS at least as well as it protects its own valuable tangible personal property and shall take measures to protect the BIOLOGICAL MATERIALS from any claims by third parties including creditors and trustees in bankruptcy.

(a) LICENSEE shall indemnify, defend and hold harmless CBRI and its current or former directors, governing board members, trustees, officers, faculty, medical and professional staff employees, students, and agents and their respective successors, heirs and assigns (collectively, the "INDEMNITEES"), from and against any claim, liability, cost, expense, damage, deficiency, loss or obligation of any kind or nature (including, without limitation. reasonable attorney's fees and other costs and expenses of litigation) (collectively, "Claims"), based upon, arising out of, or otherwise relating to this Agreement, including without limitation any cause of action relating to product liability concerning any product, process, or service made, used or sold pursuant to any right or license granted under this Agreement.

(b) LICENSEE shall, at its own expense, provide attorneys reasonably acceptable to CBRI to defend against any actions brought or tiled against any Indemnitee hereunder, whether or not such actions are rightfully brought.

(c) Beginning at the time any LICENSED PRODUCT is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by or for LICENSEE or an AFFILIATE or sublicensee, LICENSEE shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than 53.000.000 per incident and 55.000.000 annual aggregate and naming the Indemnitees as additional insureds. During clinical trials of any LICENSED PRODUCT, LICENSEE shall, at its sole cost and expense, procure and maintain commercial general liability insurance in such equal or lesser amount as CBRI shall require, naming the Indemnitees as additional insureds. In each case such commercial general liability insurance shall provide (i) product liability coverage and (ii) broad from contractual liability coverage for LICENSEE's


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indemnification under this Agreement. The minimum amounts of insurance coverage required shall not be construed to create a limit of LICENSEE's liability with respect to its indemnification under this Agreement.

(d) LICENSEE shall provide CBRI with written evidence of such insurance upon request of CBRI. LICENSEE shall provide CBRI with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance: if LICENSEE does not obtain replacement insurance providing comparable coverage within such fifteen (15) day period, CBRI shall have the right to tel1ninate this Agreement effective at the end of such fifteen (15) day period without notice or any additional waiting periods.

8.3 LICENSEE shall maintain such commercial general liability insurance beyond the expiration or tel1nination of this Agreement during (i) the period that any LICENSED PRODUCT is being commercially distributed or sold by or through LICENSEE or by a sublicensee or AFFILIATE of LICENSEE and (ii) a reasonable period after the period referred to in (e)(i) above which in no event shall be less than fifteen (15) years. LICENSEE shall not use CBRI, or Harvard's name or either of their insignias, or any adaptation of them, or the name of any of CBRI's inventors or other personnel in any advertising, promotional or sales literature without the prior written approval of CBRI. The name of CBRI (but not their insignia) will be used in making periodic public reports to the SEC and on the CYTODYN web site and in news releases by CYTODYN, for the purpose of factually describing the license agreement, as may be required by law, including, but without limitation, attaching the license agreement to such periodic reports.

8.4 This Agreement may not be assigned by either party without the prior written consent of the other party, such consent not to be unreasonably withheld. CBRI hereby agrees that it would be unreasonable to withhold consent to the assignment of this Agreement to any third party that acquires all of the voting securities of Company. This Agreement shall be binding upon the respective successors. legal representatives and assignees of CBRI and LICENSEE. The foregoing notwithstanding, LICENSEE intends to be acquired by CYTODYN within 30 days of the Effective Date of this Agreement, and CBRI consents to such acquisition and the consequent assignment of this Agreement by operation of law. All tel1ns and conditions of this Agreement shall remain binding on any such assignee.

8.5 The interpretation and application of the provisions of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

8.6 LICENSEE shall comply with all applicable laws and regulations. In particular, LICENSEE acknowledges that the transfer of certain commodities and technical data is subject to United States laws and regulations controlling the export of such commodities and technical data, including all Export Administration Regulations of the United States Department of Commerce. These laws and regulations among other things, prohibit or require a license for certain exports to certain specified countries. LICENSEE hereby agrees and gives written assurance that it will comply with all such United States laws and regulations, that it will be solely responsible for any violation of such by LICENSEE or its AFFILIATES or sublicensees, and that any Claims against the CBRI


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Indemnitees arising from such violation will be subject to the indemnification obligations set forth in Sections 8.3 (a) and (b) above.

8.7 LICENSEE agrees (i) to obtain all regulatory approvals required for the manufacture and sale of LICENSED PRODUCTS and LICENSED PROCESSES and (ii) agrees to register or record this Agreement in any country where such registration or recordation is required by law or regulation or is a condition of the availability of any legal remedy of CBRI with respect thereto.

8.8 Any notices to be given hereunder shall be sufficient if signed by the party (or party's attorney) giving same and either (a) delivered in person, or (b) mailed certified mail return receipt requested, or (c) faxed to other party if the sender has evidence of successful transmission and if the sender promptly sends the original by ordinary mail. in any event to the following addresses:

If to LICENSEE:

         Advanced Genetic Technologies, Inc.
         2109 E. Palm Avenue
         Tampa PL 33605
         813-754-2383

If to CBRI:

         Office of Technology Development
         The CBR Institute for Biomedical Research, Inc.
         800 Huntington Avenue
         Boston, MA 02115
         Fax: (617) 278-3395

By such notice either pal1y may change their address for future notices.

Notices delivered in person shall be deemed given on the date delivered. Notices sent by tax shall be deemed given on the date faxed. Notices mailed shall be deemed given on the date postmarked on the envelope.

8.9 Should a court of competent jurisdiction hold any provision of this Agreement to be invalid, illegal, or unenforceable, and such holding is not reversed on appeal, it shall be considered severed from this Agreement. All other provisions, rights and obligations shall continue without regard to the severed provision, provided that the remaining provisions of this Agreement, taken as a whole, remain able to fulfill the intentions of the parties.

8.10 In the event of any controversy or claim arising out of or relating to any provision of this Agreement or the breach thereof: the parties shall try to settle such conflict amicably between themselves. Subject to the limitation stated in the final sentence of this section, any such conflict which the parties are unable to resolve promptly shall be settled through arbitration conducted in accordance with Commercial Arbitration Rules. The demand for arbitration shall be tiled within a reasonable time after the controversy or claim has arisen, and in no event after the date upon which institution of legal


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

proceedings based on such controversy or claim would be barred by the applicable statute of limitation. Such arbitration shall be held in Boston, Massachusetts. The award through arbitration shall be final and binding. Either party may enter any such award in a court having jurisdiction or may make application to such court for judicial acceptance of the award and an order of enforcement, as the case may be. Notwithstanding the foregoing, either party may, without recourse to arbitration, assert against the other party a third-party claim or cross-claim in any action brought by a third party, to which the subject matter of this Agreement may be relevant.

8.11 This Agreement constitutes the entire understanding between the parties and neither party shall be obligated by any condition or representation other than those expressly stated herein or as may be subsequently agreed to by the pm1ies hereto in writing.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

THE CBR INSTITUTE FOR BIOMEDICAL                ADVANCED GENETIC TECHNOLOGIES,
        RESEARCH, INC.                                       INC.


      /s/ John C. Baldwin
--------------------------------                --------------------------------
      John C. Baldwin, M.D.                             Joel H. Edelson
        President and CEO                                  President


             1/8/07
           ----------                                     ----------
              Date                                           Date








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                                   APPENDIX A


The following comprise the BIOLOGICAL MATERIALS:

     o    Monoclonal antibodies TS1-18 and TS1-22

     o    Plasmid 8630 (encodes CDlla)













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